UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2023

CLEAN HARBORS, INC.
(Exact name of registrant as specified in its charter)

Massachusetts	001-34223	04-2997780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 Longwater Drive	Norwell	MA	02061-9149
(Address of Principal Executive Offices)			(Zip Code)

 Registrant’s telephone number, including area code (781) 792-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	CLH	New York Stock Exchange

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2023, Clean Harbors, Inc. (the “Company”) announced the expansion of the Company’s Board of Directors (the "Board") from 12 to 13 members and the appointment of Karyn Polito to the Board effective as of March 16, 2023. Ms. Polito served as Lieutenant Governor of Massachusetts from 2015 to 2023, alongside Governor Charlie Baker, and is currently the Principal of Polito Development Corporation, a commercial and industrial real estate development firm. Ms. Polito will serve as a Class II director whose term will expire at the Company’s 2024 annual meeting of shareholders and has been appointed to serve on the Board's Audit and Governance Committees. Ms. Polito is not now, nor during the past three years been, involved in any related party transaction with the Company which would be reportable under Item 404(a) of Regulation S-K. The press release announcing Ms. Polito’s appointment is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits. The following exhibit is being furnished herewith:

99.1    Press Release of the Company, dated March 16, 2023, announcing the appointment of Karen Polito as member of the Company's Board of Directors.

104    Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Harbors, Inc.
(Registrant)

March 16, 2023	/s/ Michael L. Battles
Executive Vice President and Chief Financial Officer

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